Exhibit 99.1

Veeva Announces Fiscal 2017 First Quarter Results

Total Revenues of $119.8M, up 33% Year-over-year

Subscription Services Revenue of $96.0M, up 39% Year-over-year

PLEASANTON, Calif.--(BUSINESS WIRE)--May 26, 2016--Veeva Systems Inc. (NYSE:VEEV), a leading provider of industry cloud solutions for life sciences, today announced results for its fiscal first quarter ended April 30, 2016.

“It’s been a great start to the year. Simply outstanding execution by the team and strength in every one of our markets — across Commercial Cloud and Vault — contributed to a fantastic first quarter,” said CEO Peter Gassner. “I am also pleased to announce today the further expansion of Veeva’s industry cloud with yet another major Vault product.”

Fiscal 2017 First Quarter Results:

  Revenues: Total revenues for the first quarter were $119.8 million, up from $89.9 million one year ago, an increase of 33% year-over-year. Subscription services revenues for the first quarter were $96.0 million, up from $68.9 million one year ago, an increase of 39% year-over-year.
  Operating income and non-GAAP operating income(1): First quarter operating income was $17.8 million, compared to $20.9 million one year ago, a decrease of 15% year-over-year. Non-GAAP operating income for the first quarter was $29.4 million, compared to $26.3 million one year ago, an increase of 12% year-over-year.
  Net income and non-GAAP net income(1): First quarter net income was $12.5 million, compared to $13.0 million one year ago, a decrease of 4% year-over-year. Non-GAAP net income for the first quarter was $21.2 million, compared to $17.1 million one year ago, an increase of 23% year-over-year.
  Net income per share and non-GAAP net income per share(1): For the first quarter, fully diluted net income per share was $0.09, compared to $0.09 one year ago, while non-GAAP fully diluted net income per share was $0.15, compared to $0.12 one year ago.

“We had yet another exceptional quarter, posting results ahead of guidance and delivering high growth and profitability,” said CFO Tim Cabral. “Cash flow was also a standout in the first quarter, with the addition of more than $100 million to the balance sheet.”

Recent Highlights:

  Continued Industry Cloud Innovation – Veeva announced its latest application, Veeva Vault QMS for quality management, the company's second major application for the quality area and 10th Vault application in all. Veeva also announced the availability of Veeva Network Product Master for a single, authoritative view of product information globally.
  Strategic Commercial Cloud Wins and Expansions – In the first quarter, a top 20 pharmaceutical company started its first Veeva CRM project in one region with the possibility to expand globally over time. Also in the quarter, a recently added top 10 pharmaceutical customer expanded its initial Veeva CRM deployment to new divisions.
  New Product Success – Veeva Vault Registrations and Veeva Vault SubmissionsArchive, the company's newest regulatory solutions released in December 2015, gained significant traction with eleven customers to date. The latest Veeva CRM add-ons, Veeva CRM Events Management and Veeva Align, saw significant global go-lives in the first quarter and major new wins.

Financial Outlook:

Veeva is providing guidance for its fiscal second quarter ending July 31, 2016 as follows:

  Total revenues between $125.5 and $127.0 million.
  Non-GAAP operating income between $30.0 and $30.5 million(2).
  Non-GAAP fully diluted net income per share of $0.13(2).

Veeva is updating guidance for its fiscal year ending January 31, 2017 as follows:

  Total revenues between $516.0 and $520.0 million.
  Non-GAAP operating income between $127.0 and $131.0 million(2).
  Non-GAAP fully diluted net income per share between $0.55 and $0.57(2).

Conference Call Information:
What:	Veeva’s Fiscal 2017 First Quarter Results Conference Call
When:	Thursday, May 26, 2016
Time:	1:30 p.m. PT (4:30 p.m. ET)
Live Call:	1-877-201-0168, domestic
1-647-788-4901, international
Conference ID 262 1309
Webcast:	ir.veeva.com

__________

(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the sections titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the second fiscal quarter ending July 31, 2016 and fiscal year ending January 31, 2017 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense, capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses and deferred compensation associated with the Zinc Ahead acquisition. The effect of these excluded items may be significant.

About Veeva Systems

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has more than 400 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices in Europe, Asia, and Latin America. For more information, visit veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Veeva's future financial outlook and financial performance, market growth, the benefits from the use of Veeva's solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva's expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) our limited operating history, which makes it difficult to predict future results; (ii) our expectation that the future growth rate of our revenues will decline, and that as our costs increase, we may not be able to generate sufficient revenues to sustain the level of profitability we have achieved in the past or achieve profitability in the future; (iii) breaches in our security measures or unauthorized access to our customers’ data; (iv) system availability or performance problems associated with our data centers or computing infrastructure; (v) dependence on revenues from our Veeva CRM solution, and the rate of adoption of our new products; (vi) acceptance of our applications and services by customers, including renewals of existing subscriptions and purchases of subscriptions for additional users and solutions; (vii) our ability to integrate the Zinc Ahead business, retain Zinc Ahead customers and achieve the expected results from our acquisition of Zinc Ahead; (viii) loss of one or more key customers; (ix) adverse changes in general economic or market conditions, particularly in the life sciences industry; (x) delays or reductions in information technology spending, particularly in the life sciences industry, including as a result of mergers in the life sciences industry; (xi) the development of the market for enterprise cloud services, particularly in the life sciences industry; (xii) competitive factors, including but not limited to pricing pressures, industry consolidation, difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers, entry of new competitors and new applications and marketing initiatives by our competitors; (xiii) our ability to manage our growth effectively; and (xiv) changes in sales that may not be immediately reflected in our results due to the ratable recognition of our subscription revenue.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2016. This is available on our website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	April 30,	January 31,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$245,942	$132,179
Short-term investments	211,493	214,024
Accounts receivable, net	81,776	144,798
Prepaid expenses and other current assets	9,163	9,963
Total current assets	548,374	500,964
Property and equipment, net	47,659	47,469
Capitalized internal-use software, net	969	979
Goodwill	95,804	95,804
Intangible assets, net	45,446	47,500
Deferred income taxes, noncurrent	9,865	9,359
Other long-term assets	3,675	3,724
Total assets	$751,792	$705,799

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,630	$4,600
Accrued compensation and benefits	11,894	12,451
Accrued expenses and other current liabilities	8,045	11,059
Income tax payable	1,753	750
Deferred revenue	180,776	157,419
Total current liabilities	207,098	186,279
Deferred income taxes, noncurrent	10,287	10,622
Other long-term liabilities	3,861	3,649
Total liabilities	221,246	200,550
Stockholders’ equity:
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	374,192	361,691
Accumulated other comprehensive income	459	172
Retained earnings	155,894	143,385
Total stockholders’ equity	530,546	505,249
Total liabilities and stockholders’ equity	$751,792	$705,799

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)
	For the three months ended
	April 30,
	2016	2015
Revenues:
Subscription services	$96,032	$68,894
Professional services and other	23,732	21,029
Total revenues	119,764	89,923
Cost of revenues(3):
Cost of subscription services	21,745	15,873
Cost of professional services and other	19,346	16,112
Total cost of revenues	41,091	31,985
Gross profit	78,673	57,938
Operating expenses(3):
Research and development	22,073	12,957
Sales and marketing	26,723	15,496
General and administrative	12,071	8,560
Total operating expenses	60,867	37,013
Operating income	17,806	20,925
Other income, net	2,747	763
Income before income taxes	20,553	21,688
Provision for income taxes	8,044	8,706
Net income	$12,509	$12,982

Net income attributable to common stockholders, basic and diluted:	$12,505	$12,964

Net income per share attributable to common stockholders:
Basic	$0.09	$0.10
Diluted	$0.09	$0.09

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	133,996	131,163
Diluted	145,708	144,734
Other comprehensive income (loss):
Net change in unrealized gains (losses) on available-for-sale investments	$174	$(3)
Net change in cumulative foreign currency translation gain (loss)	14	(8)
Comprehensive income	$12,697	$12,971

(3) Includes stock-based compensation as follows:

Cost of revenues:
Cost of subscription services	$209	$111
Cost of professional services and other	1,178	742
Research and development	2,394	1,383
Sales and marketing	2,455	1,120
General and administrative	1,907	1,443
Total stock-based compensation	$8,143	$4,799

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	For the three months ended
	April 30,
	2016	2015
Cash flows from operating activities
Net income	$12,509	$12,982
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,405	1,024
Amortization of premiums on short-term investments	420	763
Stock-based compensation	8,143	4,799
Deferred income taxes	(838)	—
Bad debt expense	(205)	(7)
Changes in operating assets and liabilities:
Accounts receivable	63,227	23,536
Income taxes	380	2,862
Other current and long-term assets	1,390	33
Accounts payable	66	(760)
Accrued expenses and other current liabilities	(2,905)	(1,336)
Deferred revenue	23,357	(2,197)
Other long-term liabilities	411	92
Net cash provided by operating activities	109,360	41,791
Cash flows from investing activities
Purchases of short-term investments	(67,740)	(100,837)
Maturities and sales of short-term investments	70,025	47,744
Purchases of property and equipment	(2,057)	(4,710)
Acquisitions, net of cash acquired	—	(9,987)
Capitalized internal-use software development costs	(140)	(22)
Changes in restricted cash and deposits	(6)	1
Net cash provided by (used in) investing activities	82	(67,811)
Cash flows from financing activities
Proceeds from early exercise of common stock options	—	8
Proceeds from exercise of common stock options	1,345	1,162
Restricted stock units acquired to settle employee tax withholding liability	(1)	(4)
Excess tax benefits from employee stock plans	2,861	3,169
Net cash provided by financing activities	4,205	4,335
Effect of exchange rate changes on cash and cash equivalents	116	(7)
Net change in cash and cash equivalents	113,763	(21,692)
Cash and cash equivalents at beginning of period	132,179	129,253
Cash and cash equivalents at end of period	$245,942	$107,561

Non-GAAP Financial Measures

Veeva has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information primarily includes non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP fully diluted net income per share. Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. Veeva believes these measures are useful to investors, as a supplement to GAAP measures, as a means to evaluate period-to-period comparisons, in evaluating Veeva's ongoing operating results and trends and in comparing its financial measures with other companies in Veeva's industry, many of which present similar non-GAAP financial measures to investors. These non-GAAP measures are adjusted for the impact of expenses associated with stock-based compensation, amortization of purchased intangibles, capitalization of expenses associated with development of internal-use software and the subsequent amortization of the capitalized expenses, deferred compensation associated with the Zinc Ahead acquisition and the tax effect of all of these non-GAAP adjustments.

As described above, Veeva may exclude the following items from its non-GAAP measures:

  Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
  Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of acquisitions. Management finds it useful to exclude these variable charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of purchased intangible assets will recur in future periods.
  Capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. Veeva capitalizes certain costs incurred for the development of computer software for internal use and then amortizes those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, Veeva believes that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.
  Deferred compensation associated with the Zinc Ahead acquisition. The Zinc Ahead share purchase agreement called for $10.0 million in share purchase consideration to be deferred and paid to certain former Zinc Ahead employees at a rate of one-third of the deferred consideration amount per year only in the event such former Zinc Ahead employees remain employed by Veeva on each deferred consideration payment date. In accordance with GAAP, these payments are being accounted for as deferred compensation and the expense is recognized over the requisite service period. Management views this deferred compensation expense as an unusual acquisition cost associated with the Zinc Ahead acquisition and finds it useful to exclude it in order to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Veeva believes excluding this deferred compensation expense from our non-GAAP measures may allow investors to make more meaningful comparisons between our recurring operating results and those of other companies.
  Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles, capitalized internal-use software, and deferred compensation associated with the Zinc Ahead acquisition for GAAP and non-GAAP measures.

There are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which items are adjusted to calculate our non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure and not to rely on any single financial measure to evaluate our business. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income and non-GAAP net income per share for the periods shown below:

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)
	For the three months ended
	April 30,
	2016	2015
Cost of subscription services revenues on a GAAP basis	$21,745	$15,873
Stock-based compensation expense	(209)	(111)
Amortization of purchased intangibles	(1,097)	(370)
Amortization of internal-use software	(177)	(189)
Cost of subscription services revenues on a non-GAAP basis	$20,262	$15,203

Gross margin on subscription services revenues on a GAAP basis	77.4%	77.0%
Stock-based compensation expense	0.2	0.2
Amortization of purchased intangibles	1.1	0.4
Amortization of internal-use software	0.2	0.3
Gross margin on subscription services revenues on a non-GAAP basis	78.9%	77.9%

Cost of professional services and other revenues on a GAAP basis	$19,346	$16,112
Stock-based compensation expense	(1,178)	(742)
Deferred compensation associated with Zinc Ahead acquisition	(9)	—
Cost of professional services and other revenues on a non-GAAP basis	$18,159	$15,370

Gross margin on professional services and other revenues on a GAAP basis	18.5%	23.4%
Stock-based compensation expense	5.0	3.5
Deferred compensation associated with Zinc Ahead acquisition	—	—
Gross margin on professional services and other revenues on a non-GAAP basis	23.5%	26.9%

Gross profit on a GAAP basis	$78,673	$57,938
Stock-based compensation expense	1,387	853
Amortization of purchased intangibles	1,097	370
Amortization of internal-use software	177	189
Deferred compensation associated with Zinc Ahead acquisition	9	—
Gross profit on a non-GAAP basis	$81,343	$59,350

Gross margin on total revenues on a GAAP basis	65.7%	64.4%
Stock-based compensation expense	1.2	1.0
Amortization of purchased intangibles	0.9	0.4
Amortization of internal-use software	0.1	0.2
Deferred compensation associated with Zinc Ahead acquisition	—	—
Gross margin on total revenues on a non-GAAP basis	67.9%	66.0%

Research and development expense on a GAAP basis	$22,073	$12,957
Stock-based compensation expense	(2,394)	(1,383)
Capitalization of internal-use software	140	22
Deferred compensation associated with Zinc Ahead acquisition	(109)	—
Research and development expense on a non-GAAP basis	$19,710	$11,596

Sales and marketing expense on a GAAP basis	$26,723	$15,496
Stock-based compensation expense	(2,455)	(1,120)
Amortization of purchased intangibles	(954)	(43)
Deferred compensation associated with Zinc Ahead acquisition	(18)	—
Sales and marketing expense on a non-GAAP basis	$23,296	$14,333

General and administrative expense on a GAAP basis	$12,071	$8,560
Stock-based compensation expense	(1,907)	(1,443)
Deferred compensation associated with Zinc Ahead acquisition	(1,277)	—
General and administrative expense on a non-GAAP basis	$8,887	$7,117

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)
	For the three months ended
	April 30,
	2016	2015
Operating expense on a GAAP basis	$60,867	$37,013
Stock-based compensation expense	(6,756)	(3,946)
Amortization of purchased intangibles	(954)	(43)
Capitalization of internal-use software	140	22
Deferred compensation associated with Zinc Ahead acquisition	(1,404)	—
Operating expense on a non-GAAP basis	$51,893	$33,046

Operating income on a GAAP basis	$17,806	$20,925
Stock-based compensation expense	8,143	4,799
Amortization of purchased intangibles	2,051	413
Capitalization of internal-use software	(140)	(22)
Amortization of internal-use software	177	189
Deferred compensation associated with Zinc Ahead acquisition	1,413	—
Operating income on a non-GAAP basis	$29,450	$26,304

Operating margin on a GAAP basis	14.9%	23.3%
Stock-based compensation expense	6.8	5.3
Amortization of purchased intangibles	1.7	0.5
Capitalization of internal-use software	(0.1)	—
Amortization of internal-use software	0.1	0.2
Deferred compensation associated with Zinc Ahead acquisition	1.2	—
Operating margin on a non-GAAP basis	24.6%	29.3%

Net income on a GAAP basis	$12,509	$12,982
Stock-based compensation expense	8,143	4,799
Amortization of purchased intangibles	2,051	413
Capitalization of internal-use software	(140)	(22)
Amortization of internal-use software	177	189
Deferred compensation associated with Zinc Ahead acquisition	1,413	—
Income tax effect on non-GAAP adjustments	(2,980)	(1,213)
Net income on a non-GAAP basis	$21,173	$17,148

Net income allocated to participating securities on a GAAP basis	$(4)	$(18)
Net income allocated to participating securities from non-GAAP adjustments	(2)	(6)
Net income allocated to participating securities on a non-GAAP basis	(6)	(24)
Net income attributable to common stockholders on a non-GAAP basis	$21,167	$17,124

Diluted net income per share on a GAAP basis	$0.09	$0.09
Stock-based compensation expense	0.06	0.04
Amortization of purchased intangibles	0.01	—
Capitalization of internal-use software	—	—
Amortization of internal-use software	—	—
Deferred compensation associated with Zinc Ahead acquisition	0.01	—
Income tax effect on non-GAAP adjustments	(0.02)	(0.01)
Diluted net income per share on a non-GAAP basis	$0.15	$0.12

CONTACT:
Veeva Systems Inc.
Investor Relations Contact:
Rick Lund, 925-271-9816
ir@veeva.com
or
Media Contact:
Roger Villareal, 925-264-8885
pr@veeva.com